  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1997
                                                       REGISTRATION NO. 333-____

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549
                                 ____________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ____________

                             CALLAWAY GOLF COMPANY
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             2285 RUTHERFORD ROAD
                        CARLSBAD, CALIFORNIA 92008-8815
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                           ODYSSEY GOLF 401(K) PLAN
                           (FULL TITLE OF THE PLAN)

          CALIFORNIA                                             95-3797580
 (STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

                                 _____________

                              DONALD H. DYE, ESQ.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             2285 RUTHERFORD ROAD
                        CARLSBAD, CALIFORNIA 92008-8815
                                (760) 931-1771
                     (NAME, ADDRESS, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 _____________

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                         PROPOSED      PROPOSED
                                         MAXIMUM       MAXIMUM
       TITLE OF           AMOUNT        OFFERING      AGGREGATE      AMOUNT OF
      SECURITIES          TO BE         PRICE PER      OFFERING    REGISTRATION
   TO BE REGISTERED     REGISTERED      SHARE (1)     PRICE (1)         FEE
--------------------------------------------------------------------------------
COMMON STOCK,         100,000 SHARES     $31.69      $3,169,000       $961
$.01 PAR VALUE (2)

INTERESTS IN THE
ODYSSEY GOLF
401(K) PROFIT             (3)              (3)            (3)            (3)
SHARING PLAN
================================================================================

(1) ESTIMATED SOLELY FOR PURPOSES OF DETERMINING THE REGISTRATION FEE PURSUANT TO RULE 457(H) AND 457(C) AND BASED ON THE HIGH AND LOW PRICES OF THE COMMON STOCK OF CALLAWAY GOLF COMPANY AS REPORTED ON OCTOBER 28, 1997 ON THE NEW YORK STOCK EXCHANGE.
(2) EACH SHARE OF COMMON STOCK INCLUDES A RIGHT TO PURCHASE ONE ONE-THOUSANDTH OF A SHARE OF THE COMPANY'S SERIES A JUNIOR PREFERRED STOCK, PAR VALUE $.01 PER SHARE.
(3) IN ADDITION, PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE PLAN. IN ACCORDANCE WITH RULE 457(H)(2), NO SEPARATE FEE CALCULATION IS MADE FOR PLAN INTERESTS.

================================================================================

                                 INTRODUCTION
                                 ------------

     This Registration Statement on Form S-8 is filed by Callaway Golf Company (the "Company") relating to 100,000 shares of the Company's common stock, $.01 par value (the "Common Stock"), to be offered or sold pursuant to the Odyssey Golf 401(K) Plan (the "Plan") and an indeterminate number of plan interests to be offered or sold to employees of Odyssey Golf under the Plan. Odyssey Golf, a California corporation, is a wholly-owned subsidiary of the Company.

                                    PART I
                                    ------

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS
             ----------------------------------------------------

Item 1.   Plan Information.*
          ----------------

Item 2.  Registrant Information and Employee Plan Annual Information.*
         -----------------------------------------------------------

          *    Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

          (i) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997;

          (iii) The Company's Current Reports on Form 8-K for the events dated July 20, August 8 and September 12, 1997;

          (iv) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-44556), including any amendment or report filed for the purpose of updating such description; and

          (v) The description of the Company's Rights contained in the Company's Registration Statement on Form 8-A, filed with the Commission on June 27, 1995, including any amendment or report filed for the purpose of updating such description.

          All annual reports filed by the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and all reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          None.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Under Section 317 of the California General Corporation Law (the "CGCL"), the Company is, in certain circumstances, permitted to indemnify its directors and officers against certain expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with threatened, pending or completed civil, criminal, administrative or investigative actions or proceedings (other than an action by or in the right of the Company), by reason of the fact that such persons were or are directors or officers of the Company, if such persons acted in good faith and in a manner they reasonably believed to be in the best interest of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In addition, the Company is in certain circumstances permitted to indemnify its directors and officers who were or are parties or were threatened to be made parties to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such persons are or were directors or officers of the Company, against expenses actually and reasonably incurred by such persons in connection with the defense or settlement of the action, if such persons acted in good faith and in a manner they believed to be in the best interests of the Company and its shareholders.

          As permitted by CGCL, the Company's Restated Articles of Incorporation, as amended, provide that the Company is authorized to provide indemnification of its officers and directors for breach of duty to the Company and its shareholders through Bylaw provisions or through agreements with the directors or officers, or both, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject to the limits on such excess indemnification set forth in Section 204 of the CGCL.

          Under Section 204(a)(10) of the CGCL, the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of the director's duty to the corporation may be eliminated, except for the liability of a director resulting from acts or omissions involving intentional misconduct or a knowing and culpable violation of the law, acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith, any transaction from which a director derived an improper personal benefit, acts or omissions showing a reckless disregard for the director's duty, acts or omissions constituting an unexcused pattern of inattention to the director's duty, or the making of an illegal distribution to shareholders or an illegal loan or guaranty.

          As permitted by the CGCL, the Company's Restated Articles of Incorporation, as amended, provide that the liability of directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

          The Company's Bylaws, as amended, provide that the Company shall indemnify and hold harmless any person who is or was a director or officer of the Company, or is or was serving at the request of the Board of Directors of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or other persons serving the Company subject to limitations imposed by applicable law, from and against any expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative to the fullest extent permitted by applicable law. The Company's Bylaws, as amended, further provide that the Company shall advance to such persons expenses incurred in defending any proceeding prior to the final disposition thereof to the fullest extent and in the manner permitted by the law.

          The Company's Bylaws, as amended, provide that indemnification provided for in the Bylaws, as amended, shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the Company may purchase and maintain insurance on behalf of an agent of the Company against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liabilities under such Bylaws, as amended. In this regard, the Company has purchased customary directors' and officers' liability insurance coverage for its directors and officers.

          The Company has entered into Indemnification Agreements with its outside directors. These Indemnification Agreements require the Company to indemnify each outside director if he or she is or was a party or other participant in any suit or proceeding individually or in the right of the Company or any subsidiary of the Company, by reason of (a) the fact that such outside director is or was a director of the Company or any subsidiary, (b) any action or inaction on the part of such outside director while a director of the Company or any subsidiary, and/or (c) the fact that such outside director is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise. The indemnification extends to all expenses, liabilities, judgments, fines and amounts paid in settlement actually and reasonably incurred by the outside director in connection with such action, suit or proceeding if the outside director acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreements require that, to the extent that the outside director has been successful on the merits or otherwise in defense of any such action, suit or proceeding, the Company indemnify such outside director against expenses actually and reasonably incurred by him or her in connection therewith. The Company must further advance, within 30 days of a written request, all expenses incurred by the outside director in connection with the investigation, defense, settlement or appeal of any such action or proceeding; provided, however, that the outside director must repay such amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Company. Under the Indemnification Agreements, the outside directors are permitted to petition the court to seek recovery of amounts due under the Indemnification Agreements and to recover the expenses of seeking such recovery if he or she is successful.

          The Indemnification Agreements also provide that the Company will indemnify the outside directors to the fullest extent permitted by law. Absent the Indemnification Agreements, indemnification that might be made available to outside directors could be changed by amendments to the Company's Restated Articles of Incorporation, as amended, or Bylaws, as amended. Benefits under the Indemnification Agreements are not available, however, to indemnify an outside director (a) with respect to proceedings or claims initiated by the outside director that are not by way of defense (unless authorized by the Board of Directors); (b) with respect to liability for transactions from which the outside director derived an improper personal benefit; (c) if the outside director is determined to have committed acts of active and deliberate dishonesty; (d) for expenses or liabilities that have been paid to the outside director under an insurance policy maintained by the Company or otherwise by any other means; or (e) for an accounting of profits realized from the purchase and sale of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

Exhibit No.    Description
-----------    -----------

4.1            Restated Articles of Incorporation of the Company (filed as
               Exhibit 4.1 to the Company's Registration Statement on Form S-8 (No. 33-85692), as filed with the Commission on October 28, 1994, and incorporated herein by this reference).

4.2 Certificate of Amendment of Articles of Incorporation of the Company (filed as Exhibit 3.1.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the Commission on March 31, 1995, and incorporated herein by this reference).

4.3 Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Junior Participating Preferred Stock (filed as Exhibit 3.1.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed with the Commission on August 12, 1995, and incorporated herein by this reference).

4.4            Bylaws of the Company (as amended through May 10, 1996) (filed as
               Exhibit 4.3 to the Company's Registration Statement on Form S-8 (No. 333-5719), as filed with the Commission on June 11, 1996, and incorporated herein by this reference).

4.5 Rights Agreement by and between the Company and Chemical Mellon Shareholder Services, as Rights Agent, dated as of June 21, 1995 (filed as Exhibit 4.0 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as filed with the Commission on August 12, 1995, and incorporated herein by this reference).

4.6 Dividend Reinvestment and Stock Purchase Plan (filed as the Prospectus in the Company's Registration Statement on Form S-3 (No. 33-77024), as filed with the Commission on March 29, 1994, and incorporated herein by this reference).

4.7            Odyssey Golf 401(K) Plan.

23.1           Consent of Independent Accountants.

23.2           Consent of Independent Accountants.

24.1           Power of Attorney (contained on signature page hereto).

Item 9.   Undertakings.
          ------------

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) to include any material information with respect to
                          the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

          The Registrant.  Pursuant to the requirements of the Securities Act of
          --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on October 15, 1997.

                         CALLAWAY GOLF COMPANY


                         By: /s/ ELY CALLAWAY
                              ----------------
                             Ely Callaway
                             Founder, Chairman & Chief of Advertising,
                             Press & Public Relations

                         By: /s/ DONALD H. DYE
                             -----------------
                             Donald H. Dye
                             President & Chief Executive Officer

                     POWER OF ATTORNEY
                     -----------------

          Each person whose signature appears below constitutes and appoints DONALD H. DYE, DAVID RANE AND STEVEN C. McCRACKEN his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                         TITLE                      DATE
        ---------                         -----                      ----

PRINCIPAL EXECUTIVE OFFICERS
AND DIRECTORS:
                                 Founder, Chairman & Chief
/s/ ELY CALLAWAY                  of Advertising, Press &       October 15, 1997
----------------
Ely Callaway                          Public Relations

/s/ DONALD H. DYE                       President &             October 15, 1997
-----------------
Donald H. Dye                     Chief Executive Officer

PRINCIPAL FINANCIAL AND
ACCOUNTING OFFICER:

/s/ DAVID A. RANE              Executive Vice President, Golf   October 15, 1997
-----------------
David A. Rane                 Venues & Chief Financial Officer

OTHER DIRECTORS:

                                     Director
--------------------
William C. Baker

/s/ VERNON E. JORDAN, JR.            Director             October 15, 1997
-------------------------
Vernon E. Jordan, Jr.

/s/ BRUCE PARKER                     Director             October 15, 1997
----------------
Bruce Parker

/s/ AULANA L. PETERS                 Director             October 15, 1997
--------------------
Aulana L. Peters

/s/ FREDERICK R. PORT                Director             October 15, 1997
---------------------
Frederick R. Port

/s/ RICHARD ROSENFIELD               Director             October 15, 1997
----------------------
Richard Rosenfield

/s/ WILLIAM A. SCHREYER              Director             October 15, 1997
-----------------------
William A. Schreyer

/s/ ELMER WARD                       Director             October 15, 1997
--------------
Elmer Ward

/s/ CHARLES J. YASH                  Director             October 15, 1997
-------------------
Charles J. Yash

          The Plan.  Pursuant to the requirements of the Securities Act of
          --------
1933, the Odyssey Golf 401(K) Profit Sharing Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on October 15, 1997.


                                        ODYSSEY GOLF 401(K) PROFIT
                                        SHARING PLAN



                                        By:  /s/ RONALD DRAPEAU
                                          -------------------------------
                                        RONALD DRAPEAU
                                        Member, 401(K) Committee

                               POWER OF ATTORNEY
                               -----------------

          Each person whose signature appears below constitutes and appoints RONALD DRAPEAU, ANNE MARIE OLDHAM and ELIZABETH O'MEA his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                  TITLE                     DATE
       ---------                  -----                     ----

/s/ RONALD DRAPEAU       Member, 401(K) Committee      October 15, 1997
------------------
Ronald Drapeau


/s/ ELIZABETH O'MEA      Member, 401(K) Committee      October 15, 1997
-------------------
Elizabeth O'Mea


/s/ GLENN SPEIRS         Member, 401(K) Committee      October 15, 1997
----------------
Glenn Speirs


/s/ ANNE MARIE OLDHAM    Member, 401(K) Committee      October 15, 1997
---------------------
Anne Marie Oldham

                               INDEX TO EXHIBITS
                               -----------------


EXHIBIT NO.    DESCRIPTION
-----------    -----------

4.1            Restated Articles of Incorporation of the Company.*

4.2 Certificate of Amendment of Articles of Incorporation of the Company.*

4.3 Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Junior Participating Preferred Stock.*

4.4            Bylaws of the Company (as amended through May 10, 1996).*

4.5 Rights Agreement by and between the Company and Chemical Mellon Shareholder Services, as Rights Agent, dated as of June 21, 1995.*

4.6            Dividend Reinvestment and Stock Purchase Plan.*

4.7            Odyssey Golf 401(K) Plan.

23.1           Consent of Independent Accountants.

23.2           Consent of Independent Accountants.

24.1           Power of Attorney (contained on signature page hereof).

*    Incorporated by reference.